# Promissory Note

**BETWEEN**

**ZORO MINING CORP**
1010-789 West Pender Street
Vancouver BC V6C 1H2

(Herein after referred to as the "Borrower")

**AND**

**TIMOTHY BROCK**
5866 Eagle Island
West Vancouver BC

(Herein after referred to as "the Investor")

**WHEREAS** the Borrower has received funds from the Investor in the amount of $200,000 USD.

**INTEREST RATE:** Annual interest rate on matured, unpaid amounts shall be TEN (10%) PERCENT per annum simple interest.

**TERM:** The Borrower acknowledges that the Note is due and payable with accumulated interest within 12 months of signing being the 28th of November, 2009 ("Maturity Date"). Interest will be accrued and compounded monthly after the Maturity Date until the Note and accumulated interest is fully paid.

**RIGHT TO ASSIGN:** The Investor has the right to assign the promissory note to another party at anytime at its sole discretion provided it has given notice in writing to the Borrower at the time of the assignment. The borrower shall not have the right to assign without the approval of the payee (s).

**BINDING EFFECT:** The covenants, obligations and conditions herein contained shall be binding on and inure to the benefit of the heirs, legal representatives, and assigns of the parties hereto.

**All Parties** have agreed to waive the requirement for a loan agreement.

**All Parties** acknowledge they have sought and received independent legal counsel.

This Promissory note may be signed in counterpart and transmitted via fax to 604-637-3111

EXECUTED this 28th day of November, 2008.

Zoro Mining Corp

T. Schork, *Director*

*Timothy Brock*